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                                                                    Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

All Shareholder Exchange Questions:
D. F. King
Metropolitan Information Agent
800-848-2998

Investment Community Only:
Marcus Faust
Executive V.P. and Chief Financial Officer
216-206-1217
mfaust@metrobat.com



               METROPOLITAN FINANCIAL CORP. ANNOUNCES CONTROLLING
                          SHAREHOLDER'S ELECTION IN THE
                         PENDING SHARE EXCHANGE PROCESS
              RELATED TO THE MERGER WITH SKY FINANCIAL GROUP, INC.

Highland Hills, OH - April 9, 2003 - Metropolitan Financial Corp. (Nasdaq:
METF), parent company (the "Company") of Metropolitan Bank and Trust Company, today announced that the Company's controlling shareholder, Mr. Robert M. Kaye, announced that he will be electing to exchange all of his shares of the Company's common stock in the pending share exchange process related to the merger of the Company with and into Sky Financial Group, Inc. ("Sky") for 70 percent in Sky common stock and 30 percent in cash. Mr. Kaye holds approximately 67 percent of the Company's outstanding shares of common stock.

About the Companies

Metropolitan Financial Corp. is a Unitary Thrift Holding Company headquartered in Highland Hills, Ohio. Metropolitan Bank and Trust Company operates 24 full-service retail sales offices in the Cleveland metropolitan area of northeastern Ohio and maintains six loan production offices throughout Ohio and western Pennsylvania. To find out more about our products and services, please visit our website at www.metrobat.com.

Sky Financial Group, Inc. is an $11 billion diversified financial holding company headquartered in Bowling Green, Ohio. Sky operates approximately 230 financial centers and over 200 ATMs serving communities in Ohio, Pennsylvania, Michigan, Indiana and West Virginia. The company's related financial service affiliates include Sky Bank, Sky Trust, Sky Financial Solutions, Sky Access, Sky Insurance and Meyer & Eckenrode Insurance Group. Sky is located on the web at www.skyfi.com.


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Forward-Looking Statement and Associated Risk Factors

This release contains forward-looking statements that are subject to assumptions, risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate to historical or current facts. They often include the words "believe," "expect," "anticipate," "likely," "intend," "plan," "estimate," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors, including: changes in interest rates; continued weakening in the economy and other factors that would materially impact credit quality trends, real estate lending and the ability of Metropolitan Bank & Trust Company to generate loans; business and other factors affecting the economic outlook of individual borrowers of Metropolitan Bank & Trust and their ability to repay loans as agreed; the ability of Metropolitan Financial Corp. and Metropolitan Bank & Trust Company to timely meet their obligations under their respective supervisory agreements and the July 8, 2002, Supervisory Directive; the status of relevant markets in which Metropolitan Financial Corp. and Metropolitan Bank and Trust Company may sell various assets; an increase in the dollar amount of non-performing loans held by Metropolitan Bank and Trust Company; increased competition which raises rates paid on demand and time deposits offered by Metropolitan Bank and Trust Company; adverse developments in material collection and other lawsuits involving Metropolitan Bank and Trust Company; delay in or inability to execute strategic initiatives designed to grow revenues and/or manage expenses; changes in law imposing new legal obligations or restrictions; the ability of Metropolitan Bank and Trust Company to continue to use the Federal Home Loan Bank as a source of liquidity; and changes in accounting, tax or regulatory practices or requirements.


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